Exhibit 99.1

Ribbon Communications Inc. Releases

First Quarter 2018 Financial Results

GAAP revenue was $121 million and non-GAAP revenue was $135 million for the first quarter

FOR IMMEDIATE RELEASE: April 26, 2018

WESTFORD, Mass. — Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in secure and intelligent cloud communications, today announced its financial results for the first quarter 2018.

“We are pleased with our first quarter results continuing the momentum we established at the end of last year.  We’ve quickly established Ribbon as an innovative technology provider meeting the customers’ demand for secure, real-time communications,” said Fritz Hobbs, President and Chief Executive Officer of Ribbon. “Announcing our first tier one customer for our recently launched Ribbon Protect security platform and strengthened partnerships with leading companies like Verizon and Microsoft, all serve as strong validation of the great progress we are continuing to make on our strategic initiatives.”

First Quarter 2018 Financial Highlights(1),(2)

•                  GAAP total revenue was $121.2 million, compared to $53.4 million in the first quarter of 2017.

•                  Non-GAAP total revenue was $135.3 million, compared to $53.4 million in the first quarter of 2017.

•                  GAAP net loss was $44.9 million, compared to $10.6 million in the first quarter of 2017.

•                  Non-GAAP net loss was $4.0 million, compared to $4.5 million in the first quarter of 2017.

•                  GAAP loss per share was $0.44, compared to $0.22 in the first quarter of 2017.

•                  Non-GAAP loss per share was $0.04, compared to $0.09 in the first quarter of 2017.

•                  Non-GAAP Adjusted EBITDA was $1.0 million, compared to negative $2.8 million in the first quarter of 2017.

•                  Cash and investments were $84.5 million at the end of the first quarter of 2018, compared to $83.3 million at the end of the fourth quarter of 2017.

Daryl Raiford, Chief Financial Officer of Ribbon, added, “We delivered solid first quarter results driven by the positive impact of our integration-related cost synergies.  Our revenue performance disproportionally benefited profitability demonstrating the significant operating leverage we are building in our business. We remain fully committed to delivering $75 million of adjusted EBITDA in 2018 and exiting 2018 with an adjusted EBITDA run rate of at least $100 million.”

First Quarter 2018 Customer and Company Highlights

•                  Ribbon announced a virtualized Session Border Controller as a Service (SBCaaS) solution with Verizon. The Verizon SBCaaS, powered by Ribbon, enables enterprises to dynamically respond to seasonal demands in a truly elastic operating expense model, helping them better manage their costs, adjust to changing business needs, and reduce their reliance on dedicated network hardware and potential points of network failure.

•                  The Company successfully completed a multi-site trial of its cloud unified communications offer in conjunction with one of its global channel partners for a large retail company in the US.  Ribbon expects the agreement to be completed early in the second quarter of 2018.  The company selected Ribbon because of its extensive experience in providing reliable cloud-based, multi-site business communications services.

•                  Ribbon completed the delivery of core products (softswitches and media gateways) for a tier one service provider in Asia that plans to significantly expand network capacity to accommodate its growing mobile subscriber base.

•                  Ribbon signed its first tier one service provider customer in the Asia/Pacific region for Ribbon Protect, the company’s recently launched security product that provides advanced network analytics. Ribbon Protect provides visibility into networks and a large data behavioral analytics platform for real time communications networks and applications. The Company expects to recognize revenue from this customer in the second half of 2018.

•                  Microsoft selected the Ribbon Session Border Controller (SBC) portfolio to deliver secure, integrated voice services to Office 365’s newest offering, Microsoft Direct Routing for Teams. As the migration to Teams ramps up late in the year and into next year, Ribbon expects a positive impact in its SBC portfolio.

•                  Leading market research firm IHS Markit ranked key solutions from Ribbon’s core network modernization product set as market leaders in their respective categories. Ribbon’s session border controller, media gateways and softswitch solutions all ranked either first or second in global market share according to IHS Markit.

(1)  The Sonus-GENBAND merger occurred on October 27, 2017.  The consolidated financial results included in this press release represent the consolidated financial results of Sonus Networks, Inc., prior to October 27, 2017, and the consolidated financial results of Ribbon, on and after such date.  The financial results of GENBAND are included in Ribbon’s consolidated financial results beginning October 27, 2017.

(2)  Please see the reconciliation of non-GAAP and GAAP financial measures, and additional information about non-GAAP measures, in the press release appendix.

Conference Call Details

Ribbon will offer a live, listen-only webcast of the conference call to discuss the complete financial results  for the first quarter ended March 31, 2018 on April 26, 2018, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference call details:

Date:  April 26, 2018
Time:  8:30 a.m. (ET)
Dial-in number:  800-705-8289 - International callers:  +1-303-223-2689

Replay information:

A telephone playback of the call will be available following the conference call until May 10, 2018 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers. The reservation number for the replay is 21887546.

About Ribbon Communications

Ribbon Communications Inc. (Nasdaq: RBBN) is a company with two decades of market leadership experience in providing secure real-time communications solutions to the top service providers and enterprises around the globe.  Built on world-class technology and intellectual property, Ribbon delivers highly reliable, unified and embedded real-time communications capabilities to customers in more than 25 countries and on 6 continents.  The Company transforms fixed, mobile and enterprise networks from legacy environments to all IP and fully virtualized, secure, cloud-based architectures, enabling highly productive communications for consumers and businesses.  Ribbon’s market-leading communications security solutions are based on a big data behavioral analytics platform and offer customers enhanced network intelligence and security.  The Company’s Kandy Communications Platform as a Service (CPaaS) enables rapid service creation and digital transformation by delivering customers a comprehensive set of advanced embedded and unified communications capabilities.  To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this press release, including statements made by our executive officers in the introductory paragraphs, and statements regarding expected cost synergies, completion of agreements with customers, earnings and cash flow from operations, future results of operations and financial position, timing of anticipated revenue generation, integration efforts and opportunities, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, our success integrating the respective businesses of Sonus Networks, Inc. (“Sonus”) and GENBAND Holdings Company (“GENBAND”); achievement of the anticipated synergies of the transaction between Sonus and GENBAND (the “Transaction”); our ability to realize the benefits from the Transaction; the effects of disruption from the Transaction, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.

Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from these forward-looking statements are discussed in Part I, Item IA “Risk Factors”, Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in Ribbon Communications’ most recent Annual Report on Form 10-K filed with the SEC.  Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Ribbon management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business adjusted for acquisition-related revenue as a result of purchase accounting and the related cost of revenue, the impact of the new revenue standard, and excluding certain expenses and credits, including, but not limited to stock-based compensation, amortization of intangible assets, settlement expense, certain litigation costs, acquisition-related facilities adjustments; acquisition- and integration-related expense and restructuring.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Ribbon’s financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Acquisition-Related Revenue and Cost of Revenue; Impact of New Revenue Standard

We provide the supplementary non-GAAP financial measures, non-GAAP Product revenue, non-GAAP Service revenue and non-GAAP Total revenue, which include revenue related to the acquisition of GENBAND that we would have recognized but for the purchase accounting treatment of these transactions and eliminated revenue as a result of our adoption in 2018 of the new revenue recognition standard.  Because GAAP accounting requires the elimination of this revenue, as well as the impact on future revenue of our adoption in 2018 of the new revenue standard, GAAP results alone do not fully capture all of our economic activities.  These non-GAAP adjustments are intended to reflect the full amounts of such revenue and the related cost of revenue.  We include these adjustments to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business.  These adjustments do not accelerate revenue, but instead include revenue (and the related cost of revenue) that would have been recognized in our 2017 results, and included in our 2018 guidance and results, but for the purchase accounting and new revenue standard adjustments required by GAAP.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time.  We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors such as volatility and interest rates that are beyond our control.  The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted.  As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.  It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.  Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Settlement Expense

In March 2018, we recorded $1.7 million of expense related to settlements, comprised of $1.4 million for the settlement of litigation in connection with our acquisition of Taqua LLC and $0.3 million of patent litigation settlement expense.  These amounts are included as components of general and administrative expense.  We believe that such settlement costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding costs such as the SEC potential fines and patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Litigation Costs

In connection with certain ongoing litigation between GENBAND, as plaintiff, and one of its competitors, we incurred litigation costs in the fourth quarter of 2017.  In March 2018, we filed litigation on behalf of Sonus against the same competitor asserting additional intellectual property infringement and recorded $0.7 million of expense in connection with this litigation.  We expect to incur significant future litigation costs related to these matters.  These costs are included as a component of general and administrative expense.  We believe that such costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding the litigation costs related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that the combined company’s rent expense on a straight-line basis begin as of the acquisition date.  As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability.  We include this adjustment, which relates to the acquisition of GENBAND, to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments provide an indication of the rent expense that would have been recognized, but for the purchase accounting in connection with the acquisition of GENBAND.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs.  By excluding these acquisition- and integration-related costs from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.  We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations, forward-looking guidance and the financial results of less acquisitive peer companies.  In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax benefit (provision); depreciation; and amortization of intangible assets.  In addition, we exclude from net income (loss):  adjustments to revenue and cost of revenue related to revenue reductions resulting from purchase accounting and adoption of the new revenue standard; stock-based compensation expense; settlement expense; certain litigation costs; acquisition-related facilities adjustments; acquisition- and integration-related expense; restructuring; and other income, net.  In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations.  Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes.  We disclose this metric to support and facilitate our dialogue with research analysts and investors.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views them.  We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

Investor Relations:

Sara Leggat

+1 (978) 614-8841

sleggat@rbbn.com

US Press

Dennis Watson

+1 (214) 695 2224

dwatson@rbbn.com

International Press

Catherine Berthier

+1.646.741.1974

cberthier@rbbn.com

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	March 31,
	2018	2017
Revenue:
Product	$51,531	$25,395
Service	69,649	27,973
Total revenue	121,180	53,368

Cost of revenue:
Product	33,014	9,753
Service	32,893	9,867
Total cost of revenue	65,907	19,620

Gross profit	55,273	33,748

Gross margin:
Product	35.9%	61.6%
Service	52.8%	64.7%
Total gross margin	45.6%	63.2%

Operating expenses:
Research and development	39,049	20,209
Sales and marketing	31,926	14,676
General and administrative	15,601	9,019
Acquisition- and integration-related	4,412	56
Restructuring	6,668	570
Total operating expenses	97,656	44,530

Loss from operations	(42,383)	(10,782)
Interest income (expense), net	(599)	258
Other income, net	248	1

Loss before income taxes	(42,734)	(10,523)
Income tax provision	(2,170)	(123)

Net loss	$(44,904)	$(10,646)

Loss per share:
Basic	$(0.44)	$(0.22)
Diluted	$(0.44)	$(0.22)

Shares used to compute loss per share:
Basic	101,917	49,114
Diluted	101,917	49,114

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$58,589	$57,073
Marketable securities	23,724	17,224
Accounts receivable, net	125,504	165,156
Inventory	21,422	21,303
Other current assets	22,192	21,463
Total current assets	251,431	282,219

Property and equipment, net	24,002	24,780
Intangible assets, net	232,105	244,414
Goodwill	335,716	335,716
Investments	2,225	9,031
Deferred income taxes	8,154	8,434
Other assets	7,445	6,289
	$861,078	$910,883

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility, related party	$20,000	$20,000
Accounts payable	37,119	45,851
Accrued expenses and other	62,749	76,380
Deferred revenue	103,162	100,571
Total current liabilities	223,030	242,802

Long-term debt	22,500	22,500
Deferred revenue, net of current	14,218	14,184
Deferred income taxes	3,092	2,787
Other long-term liabilities	13,203	13,189
Total liabilities	276,043	295,462

Commitments and contingencies

Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	1,687,231	1,684,768
Accumulated deficit	(1,105,366)	(1,072,426)
Accumulated other comprehensive income	3,160	3,069
Total stockholders’ equity	585,035	615,421
	$861,078	$910,883

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(44,904)	$(10,646)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	2,507	1,823
Amortization of intangible assets	12,309	2,259
Stock-based compensation	2,824	3,263
Deferred income taxes	528	238
Changes in operating assets and liabilities:
Accounts receivable	39,763	14,324
Inventory	(412)	315
Other operating assets	(2,182)	(405)
Accounts payable	(8,976)	(651)
Accrued expenses and other long-term liabilities	(12,820)	(10,530)
Deferred revenue	14,755	3,614
Net cash provided by operating activities	3,392	3,604

Cash flows from investing activities:
Purchases of property and equipment	(1,827)	(998)
Purchases of marketable securities	—	(18,632)
Sale/maturities of marketable securities	245	15,693
Net cash used in investing activities	(1,582)	(3,937)

Cash flows from financing activities:
Borrowings under revolving line of credit	10,000	—
Principal payments on revolving line of credit	(10,000)	—
Principal payments of capital lease obligations	(118)	(10)
Payment of debt issuance costs	(22)	—
Proceeds from the sale of common stock in connection with employee purchase plan and exercise of stock options	10	644
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(370)	(496)
Net cash (used in) provided by financing activities	(500)	138

Effect of exchange rate changes on cash and cash equivalents	206	203

Net increase in cash and cash equivalents	1,516	8
Cash and cash equivalents, beginning of year	57,073	31,923
Cash and cash equivalents, end of period	$58,589	$31,931

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, acquisition-related facilities adjustments, settlement expense and litigation costs included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	March 31,
	2018	2017
Stock-based compensation
Cost of revenue - product	$51	$99
Cost of revenue - service	132	317
Cost of revenue	183	416

Research and development expense	900	1,317
Sales and marketing expense	874	(88)
General and administrative expense	867	1,618
Operating expense	2,641	2,847

Total stock-based compensation	$2,824	$3,263

Amortization of intangible assets
Cost of revenue - product	$9,592	$1,566

Sales and marketing expense	2,717	693
Operating expense	2,717	693

Total amortization of intangible assets	$12,309	$2,259

Acquisition-related facilities adjustment
Cost of revenue - product	$17	$—
Cost of revenue - service	51	—
Cost of revenue	68	—

Research and development expense	82	—
Sales and marketing expense	38	—
General and administrative expense	23	—
Operating expense	143	—

Total acquisition-related facilities adjustment	$211	$—

Settlement expense
General and administrative expense	$1,730	$—

Litigation costs
General and administrative expense	$673	$—

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages)

(unaudited)

	Three months ended
	March 31,	March 31,
	2018	2017

GAAP Product revenue	$51,531	$25,395
Acquisition-related revenue adjustment	5,499	—
Adjustment for new revenue standard	2,540	—
Non-GAAP Product revenue	$59,570	$25,395

GAAP Service revenue	$69,649	$27,973
Acquisition-related revenue adjustment	5,619	—
Adjustment for new revenue standard	475	—
Non-GAAP Service revenue	$75,743	$27,973

GAAP Total revenue	$121,180	$53,368
Acquisition-related revenue adjustment	11,118	—
Adjustment for new revenue standad	3,015	—
Non-GAAP Total revenue	$135,313	$53,368

GAAP Gross margin - product	35.9%	61.6%
Acquisition-related revenue adjustment	4.2%	0.0%
Acquisition-related cost of revenue adjustment	*	0.0%
Adjustment for new revenue standard	1.9%	0.0%
Adjustment to cost of revenue for new revenue standard	-0.1%	0.0%
Stock-based compensation	0.1%	0.4%
Amortization of intangible assets	18.6%	6.2%
Acquisition-related facilities adjustment	*	0.0%
Non-GAAP Gross margin - product	60.6%	68.2%

GAAP Gross margin - service	52.8%	64.7%
Acquisition-related revenue adjustment	3.6%	0.0%
Acquisition-related cost of revenue adjustment	-2.8%	0.0%
Adjustment for new revenue standard	0.3%	0.0%
Adjustment to cost of revenue for new revenue standard	*	0.0%
Stock-based compensation	0.2%	1.2%
Acquisition-related facilities adjustment	0.1%	0.0%
Non-GAAP Gross margin - service	54.2%	65.9%

GAAP Total gross margin	45.6%	63.2%
Acquisition-related revenue adjustment	3.9%	0.0%
Acquisition-related cost of revenue adjustment	-1.6%	0.0%
Adjustment for new revenue standard	1.0%	0.0%
Adjustment to cost of revenue for new revenue standard	-0.1%	0.0%
Stock-based compensation	0.2%	0.8%
Amortization of intangible assets	7.9%	3.0%
Acquisition-related facilities adjustment	0.1%	0.0%
Non-GAAP Total gross margin	57.0%	67.0%

GAAP Total gross profit	$55,273	$33,748
Acquisition-related revenue adjustment	11,118	—
Acquisition-related cost of revenue adjustment	(1,977)	—
Adjustment for new revenue standard	3,015	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	183	416
Amortization of intangible assets	9,592	1,566
Acquisition-related facilities adjustment	68	—
Non-GAAP Total gross profit	$77,162	$35,730

GAAP Research and development expense	$39,049	$20,209
Stock-based compensation	(900)	(1,317)
Acquisition-related facilities adjustment	(82)	—
Non-GAAP Research and development expense	$38,067	$18,892

GAAP Sales and marketing expense	$31,926	$14,676
Stock-based compensation	(874)	88
Amortization of intangible assets	(2,717)	(693)
Acquisition-related facilities adjustment	(38)	—
Non-GAAP Sales and marketing expense	$28,297	$14,071

* Less than 0.1% impact on gross margin.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages)

(unaudited)

	Three months ended
	March 31,	March 31,
	2018	2017

GAAP General and administrative expense	$15,601	$9,019
Stock-based compensation	(867)	(1,618)
Settlement expense	(1,730)	—
Litigation costs	(673)	—
Acquisition-related facilities adjustment	(23)	—
Non-GAAP General and administrative expense	$12,308	$7,401

GAAP Operating expenses	$97,656	$44,530
Stock-based compensation	(2,641)	(2,847)
Amortization of intangible assets	(2,717)	(693)
Settlement expense	(1,730)	—
Litigation costs	(673)	—
Acquisition-related facilities adjustment	(143)	—
Acquisition- and integration-related expense	(4,412)	(56)
Restructuring	(6,668)	(570)
Non-GAAP Operating expenses	$78,672	$40,364

GAAP Loss from operations	$(42,383)	$(10,782)
Acquisition-related revenue adjustment	11,118	—
Acquisition-related cost of revenue adjustment	(1,977)	—
Adjustment for new revenue standard	3,015	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	2,824	3,263
Amortization of intangible assets	12,309	2,259
Settlement expense	1,730	—
Litigation costs	673	—
Acquisition-related facilities adjustment	211	—
Acquisition- and integration-related expense	4,412	56
Restructuring	6,668	570
Non-GAAP Loss from operations	$(1,510)	$(4,634)

GAAP Loss from operations as a percentage of revenue	-35.0%	-20.2%
Acquisition-related revenue adjustment	11.9%	0.0%
Acquisition-related cost of revenue adjustment	-1.5%	0.0%
Adjustment for new revenue standard	2.2%	0.0%
Adjustment to cost of revenue for new revenue standard	-0.1%	0.0%
Stock-based compensation	2.1%	6.1%
Amortization of intangible assets	9.1%	4.2%
Settlement expense	1.3%	0.0%
Litigation costs	0.5%	0.0%
Acquisition-related facilities adjustment	0.2%	0.0%
Acquisition- and integration-related expense	3.3%	0.1%
Restructuring	4.9%	1.1%
Non-GAAP Loss from operations as a percentage of revenue	-1.1%	-8.7%

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	March 31,
	2018	2017

GAAP Net loss	$(44,904)	$(10,646)
Acquisition-related revenue adjustment	11,118	—
Acquisition-related cost of revenue adjustment	(1,977)	—
Adjustment for new revenue standard	3,015	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	2,824	3,263
Amortization of intangible assets	12,309	2,259
Settlement expense	1,730	—
Litigation costs	673	—
Acquisition-related facilities adjustment	211	—
Acquisition- and integration-related expense	4,412	56
Restructuring	6,668	570
Non-GAAP Net loss	$(4,031)	$(4,498)

Loss per share:
GAAP Loss per share	$(0.44)	$(0.22)
Acquisition-related revenue adjustment	0.11	—
Acquisition-related cost of revenue adjustment	(0.02)	—
Adjustment for new revenue standard	0.03	—
Adjustment to cost of revenue for new revenue standard	*	—
Stock-based compensation	0.03	0.07
Amortization of intangible assets	0.11	0.05
Settlement expense	0.02	—
Litigation costs	0.01	—
Acquisition-related facilities adjustment	*	—
Acquisition- and integration-related expense	0.04	*
Restructuring	0.07	0.01
Non-GAAP Loss per share	$(0.04)	$(0.09)

Shares used to compute loss per share:
GAAP Shares used to compute loss per share	101,917	49,114
Non-GAAP Shares used to compute loss per share	101,917	49,114

Adjusted EBITDA:
GAAP Net loss	$(44,904)	(10,646)
Interest (income) expense, net	599	(258)
Income tax (benefit) provision	2,170	123
Depreciation	2,507	1,823
Amortization of intangible assets	12,309	2,259
Acquisition-related revenue adjustment	11,118	—
Acquisition-related cost of revenue adjustment	(1,977)	—
Adjustment for new revenue standard	3,015	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	2,824	3,263
Settlement expense	1,730	—
Litigation costs	673	—
Acquisition-related facilities adjustment	211	—
Acquisition- and integration-related expense	4,412	56
Restructuring	6,668	570
Other (income), net	(248)	(1)
Non-GAAP Adjusted EBITDA	$997	$(2,811)

* Less than $0.01 impact on earnings (loss) per share

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions)

(unaudited)

Year
ending
December 31,
2018

Non-GAAP Revenue	$580.0
Less acquisition-related adjustments and impact of new revenue standard	(31.5)
GAAP Revenue	$548.5

Adjusted EBITDA:  Ribbon has not provided a reconciliation of Adjusted EBITDA for the year ending December 31, 2018, as it is unable to project without unreasonable efforts the comparable GAAP net loss figure, which includes interest expense, net; income tax provision; depreciation; amortization of intangible assets; acquisition-related revenue and related cost of revenue adjustments; adjustments for the impact of the new revenue standard; stock-based compensation; settlement expense; litigation costs; acquisition-related facilities adjustments; acquisition- and integration-related expense; restructuring; and other income (expense), net.